Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Petrogress, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2018 (the “Report”), I, Christos P. Traios, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Christos P. Traios

Christos P. Traios

Principal Executive Officer

May 15, 2018

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company or purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities an d Exchange Commission or its staff upon request.